UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported):
April 9, 2007 (April 4, 2007)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 4, 2007, Brown-Forman Corporation (“Brown-Forman”) notified Bank of America, N.A., as Administrative Agent of that certain Bridge Credit Agreement dated as of December 21, 2006, between Brown-Forman and certain lender parties thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank North America, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Bookrunners (the “Bridge Credit Agreement”), that it was reducing the $800 million, 364-day credit commitment, by the amount of the net proceeds received in connection with the notes issued by Brown-Forman on April 2, 2007 of $397,792,500. The remaining terms of the Bridge Credit Agreement shall remain in full force and effect.
The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to Brown-Forman’s Form 8-K filed with the Securities and Exchange Commission on December 21, 2006, and is incorporated into this report by reference.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

April 9, 2007	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President and Assistant Corporate Secretary